Exhibit 10.2

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is effective as of the signing date of the Business Combination Agreement, by and among Bluerock Acquisition Corp., a Cayman Islands exempted company (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (the “Purchaser”), Bitonic Technology Labs Inc. d/b/a Yellow.ai, a Delaware corporation (the “Company”), and those Persons set forth on Schedule A hereto who have executed this Agreement or a counterpart hereof (each a “Stockholder”). Each of Purchaser, the Company and the Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Purchaser and the Company have entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended or modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (i) Purchaser shall domesticate as a Delaware corporation (the “Domestication”), with the continuing entity following the Domestication to be renamed (“PubCo”), and (ii) following the Domestication, a wholly-owned subsidiary of Purchaser shall merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of PubCo, and each share of Company Common Stock (including the Subject Company Securities (as defined below)) will be converted into the right to receive shares of Domesticated Purchaser Common Stock, in each case on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, the Stockholder is the record and beneficial owner of the number and class or series (as applicable) of issued and outstanding shares of Company Common Stock, Company Preferred Stock and/or other Equity Securities of the Company set forth opposite the Stockholder’s name on Schedule A hereto (the “Owned Securities”, and together with any other shares of Company Stock or other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Company Securities”); and

WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Business Combination Agreement and as a material inducement to Purchaser agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Stockholder desires to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Company Stockholder Consent and Related Matters.

(a) As promptly as reasonably practicable (and in any event within two (2) Business Days following the date on which the Proxy Statement/Registration Statement has been declared effective by the SEC and the prospectus to such Proxy Statement/Registration Statement has been filed and distributed), the Stockholder, in its, his or her capacity as a stockholder of the Company, shall duly execute and deliver to the Company and Purchaser the stockholder written consent pursuant to which the Stockholder shall irrevocably and unconditionally consent with respect to all Subject Company Securities entitled to vote thereon to the adoption and approval of the Business Combination Agreement, the Transactions, the Merger, and each other matter set forth in the Written Consent or otherwise necessary or reasonably requested by the Company or Purchaser for consummation of the Merger or the other Transactions. Without limiting the generality of the foregoing, prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Company Securities in favor of and/or consent to any such other matters, actions or proposals necessary or reasonably requested by the Company or Purchaser for consummation of the Merger or the other Transactions. Without limiting the generality of the foregoing, prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Company Securities against and withhold consent with respect to (i) any Acquisition Proposal with respect to the Company or any proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal with respect to the Company or (ii) any other matter, action or proposal that would reasonably be expected to result in a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or otherwise reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the other Transactions.

(b) Without limiting any other rights or remedies of Purchaser, the Stockholder hereby irrevocably appoints Purchaser or any officer of Purchaser designated by Purchaser as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of the Stockholder, (i) to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), (ii) to include the Subject Company Securities in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders and (iii) to vote (or cause to be voted), or deliver a written consent (or withhold consent) with respect to, the Subject Company Securities on the matters specified in, and in accordance and consistent with, Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Written Consent), in each case, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Purchaser entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Securities. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Securities and a vote or consent by the Stockholder of the Subject Company Securities (or any other Person with the power to vote or provide consent with respect to the Subject Company Securities) with respect to the matters described in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a).

2. Other Covenants and Agreements.

(a) The Stockholder hereby irrevocably consents to the conversion of all Subject Company Securities that are Company Preferred Stock into shares of Company Common Stock in accordance with Section 4 of Part B of Article IV of the Company’s certificate of incorporation, with such conversion to be contingent upon, and effective as of immediately prior to, the Closing.

(b) The Stockholder agrees that the Stockholder shall (i) be bound by and subject to (A) Section 7.06 (No Solicitation), Section 7.15 (Public Announcements), Section 7.16 (Confidential Information) and Section 10.16 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Stockholder is directly party thereto, and (ii) not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 7.06(a) of the Business Combination Agreement.

(c) The Stockholder acknowledges and agrees that Purchaser is entering into the Business Combination Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Purchaser would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

3. Stockholder Representations and Warranties. The Stockholder represents and warrants to Purchaser and the Company on and as of the date hereof, as follows:

(a) If the Stockholder is an entity, the Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) The Stockholder has, if the Stockholder is an entity, the requisite corporate, limited liability company or other similar power and authority, and if the Stockholder is a person, the capacity, right and authority, to execute and deliver this Agreement, to perform the Stockholder’s covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. If the Stockholder is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by Purchaser and the Company), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of the Stockholder’s covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of the Stockholder’s covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) to the extent Stockholder is an entity, result in any breach of any provision of the Stockholder’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Stockholder or any of the Stockholder’s properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Securities, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of the Stockholder’s covenants, agreements or obligations hereunder in any material respect.

(e) The Stockholder is the record and beneficial owner of the Owned Securities and has valid, good and marketable title to the Owned Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Organizational Documents or any stockholders’ agreement to which the Stockholder is a party). Except for the Equity Securities of the Company set forth on Schedule A hereto, together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof in accordance with the Business Combination Agreement, the Stockholder does not own, beneficially or of record, any Equity Securities of the Company or have the right to acquire any Equity Securities of the Company. The Stockholder has the sole right to vote (and provide consent in respect of, as applicable) the Owned Securities and, except for this Agreement and the Business Combination Agreement, the Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer any of the Subject Company Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Securities that would adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of the Stockholder’s covenants, agreements or obligations hereunder in any material respect.

(f) There is no Proceeding pending or, to the Stockholder’s knowledge, threatened in writing against or involving the Stockholder or any of the Stockholder’s Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) The Stockholder, on the Stockholder’s own behalf and on behalf of the Stockholder’s Representatives, acknowledges, represents, warrants and agrees that (i) the Stockholder has conducted the Stockholder’s own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of Purchaser and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which the Stockholder is or will be a party and (ii) the Stockholder has been furnished with or given access to such documents and information about Purchaser and its business and operations as the Stockholder and the Stockholder’s Representatives have deemed necessary to enable the Stockholder to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which the Stockholder is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Documents to which the Stockholder is or will be a party, the Stockholder has relied solely on the Stockholder’s own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which the Stockholder is or will be a party and no other representations or warranties of Purchaser, the Company or any other Person, either express or implied, and the Stockholder, on the Stockholder’s own behalf and on behalf of the Stockholder’s Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which the Stockholder is or will be a party, none of the Purchaser Related Persons, the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

4. Transfer of Subject Company Securities. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of Purchaser (such consent to be given or withheld in its sole discretion), from and after the date hereof, until the termination of this Agreement pursuant to Section 5, the Stockholder agrees not to (a) Transfer any of the Subject Company Securities, (b) enter into (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Securities or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Securities, or (c) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (a) or (b); provided, however, that the foregoing shall not apply to any Transfer (A) to any Affiliates of the Stockholder; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) by virtue of the Stockholder’s organizational documents upon liquidation or dissolution of the Stockholder; or (E) prior to the date on which the Registration Statement has been declared effective by the SEC of up to ten percent (10%) of the Company Preferred Stock owned, in the aggregate, by such Stockholder and its Affiliates, calculated as of the date of this Agreement; provided, that (x) the Stockholder shall, and shall cause any transferee of any Transfer of the type set forth in clauses (A) through (E), to enter into a written agreement in form and substance reasonably satisfactory to Purchaser, agreeing to be bound by this Agreement and the Lock-Up Agreement prior and as a condition to the occurrence of such Transfer, and (y) nothing in this Agreement shall relieve, limit or supersede any obligation, transfer restriction, right of first refusal or right of co-sale to which a Stockholder is subject. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Effective Time and (b) the termination of the Business Combination Agreement prior to the Closing in accordance with its terms. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve the Stockholder from liability for any breach of this Agreement prior to such termination. Section 2(a), this Section 5 and Sections 7 through 13 of this Agreement shall survive the termination of this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Owned Securities, and not in such Stockholder’s capacity as a director, officer or employee of the Company, and (b) nothing herein will be construed to limit or affect any action or inaction by such Stockholder or any representative of such Stockholder serving as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties, as applicable, as follows:

If to Purchaser, to:

Bluerock Acquisition Corp.

919 Third Avenue

New York, NY 10022

Attn: Jason Emala, Harrison Seideman

E-mail: jemala@bluerock.com; HSeideman@bluerock.com

with a copy (which shall not constitute notice) to:

Ashurst Perkins Coie US LLP

1155 Avenue of the Americas, 22nd Floor

New York, New York 10036

Attn: Elliott Smith; Gina Eiben

E-mail: elliottsmith@perkinscoie.com; geiben@perkinscoie.com

If to the Company, to:

Bitonic Technology Labs, Inc.

400 Concar Drive

San Mateo, CA 94402

Attn: Raghavendra Kumar Ravinutala

E-mail: raghu@yellow.ai; vel@yellow.ai; legal@yellow.ai

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP

101 Park Avenue, Suite 1700

New York, NY 10178

Attn: Loren D. Danzis, Esq., Lauren W. Taylor, Esq.

E-mail: ldanzis@foxrothschild.com; lwtaylor@foxrothschild.com

If to the Stockholder, to the address on file with the Company, or in each case to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth above.

8. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

9. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by (i) Purchaser, (ii) the Company, and (iii) Stockholders holding a majority of the Subject Company Securities that are then subject to this Agreement; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that materially and adversely affects a Stockholder, solely in its capacity as a holder of Subject Company Securities, in a manner disproportionate to other Stockholders, shall require the consent of the Stockholder so affected.

10. Specific Performance. The parties to this Agreement acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. In addition to any other remedy to which such party is entitled at law or in equity, the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party waives the defense, that there is an adequate remedy at law. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such action.

11. Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

12. Disclosure. The Stockholder authorizes each of Purchaser and the Company to publish and disclose in any announcement or disclosure relating to the Transactions, including any such announcement or disclosure required or requested by the SEC (or as otherwise required or requested pursuant to any applicable Laws or any other Governmental Entities), such Stockholder’s identity and ownership of the Subject Company Securities, the nature of such Stockholder’s obligations under this Agreement and a copy of this Agreement, if reasonably deemed appropriate by Purchaser or the Company, as applicable. The Stockholder will promptly provide any information reasonably requested in writing by Purchaser for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including, for the avoidance of doubt, any filings by Purchaser with the SEC).

13. Acknowledgements. The Parties each acknowledge that (a) Perkins Coie LLP, counsel for Purchaser, is representing Purchaser in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, (b) Fox Rothschild LLP, counsel for the Company, is representing the Company in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, (c) none of the foregoing firms is representing the Stockholder in connection with this Agreement, the Merger, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby, thereby or otherwise and (d) the Stockholder acknowledges that such Stockholder has had the opportunity to consult with such Stockholder’s own counsel.

14. Counterparts. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

15. Partial Execution. The failure of any Person set forth on Schedule A hereto to execute this Agreement shall not affect the validity or enforceability of this Agreement as to those Persons who have executed this Agreement. This Agreement shall be binding upon and enforceable against each Person who executes this Agreement regardless of whether any other Person listed on Schedule A hereto executes this Agreement. No Holder’s obligations under this Agreement are conditioned upon execution by all or any other Persons set forth on Schedule A.

16. Miscellaneous. Sections 10.05 (Governing Law), 10.06 (Jurisdiction), 10.07 (Waiver of Jury Trial), 10.09 (Severability), 10.11 (Entire Agreement), and 10.12 (Interpretation) of the Business Combination Agreement shall apply to this Agreement, mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

PURCHASER:

BLUEROCK ACQUISITION CORP.

By:	/s/ Jordan Ruddy
Jordan Ruddy
President

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first indicated written.

COMPANY:

BITONIC TECHNOLOGY LABS INC. d/b/a YELLOW.AI

By:	/s/ Raghavendra Kumar Ravinutala
Name:	Raghavendra Kumar Ravinutala
Title:	CEO

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first indicated written.

Stockholder:

By:
(signature)
Name:
Title:

SCHEDULE A

[Omitted.]